EXHIBIT 5.1
Carlsmith Ball llp
A Limited Liability Law Partnership

ASB Tower, Suite 2200
1001 Bishop Street
Honolulu, Hawaii 96813
Telephone 808.523.2500 Fax 808.523.0842
WWW.CARLSMITH.COM
March 2, 2007
Central Pacific Financial Corp.
220 South King Street
Honolulu, Hawaii 96813

Re:	Central Pacific Financial Corp. — Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as special Hawaii legal counsel for Central Pacific Financial Corp., a Hawaii corporation and a bank holding company (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about March 2, 2007, in connection with the registration under the Act of up to 500,000 shares of the Company’s common stock, no par value (the “Shares”), to the extent the Company actually issues Shares that are purchased by or contributed to the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”). This opinion is being rendered at the Company’s request, in connection with the issuance and sale of the Shares subject to the Registration Statement.
     In furnishing this opinion, we have made certain legal and factual examinations and inquiries, reviewed the corporate resolutions dated October 25, 2006, authorizing the foregoing and relating to the Plan and documentation submitted in support of the Registration Statement, and have examined, among other things, such documents, records, instruments, agreements, certificates and matters, as we have deemed appropriate and/or necessary to provide a basis for the opinion set forth below. We have assumed, for the purpose of this opinion, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, the genuineness of the signatures thereon, the legal capacity and authority of natural persons to execute such documents on behalf of the entities

Central Pacific Financial Corp.
March 2, 2007

that they represent, and the legal capacity of such entities to perform such documents to which each is a party and to carry out their respective roles therein. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company. We have also assumed that (1) the Registration Statement will have become effective pursuant to the provisions of the Act, and (2) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of the Shares.
     Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares, when issued and sold by the Company pursuant to the terms and conditions described in the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.
     We are admitted to practice law in the State of Hawaii and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction, including without limitation the federal laws of the United States, other than the laws of the State of Hawaii, as such laws presently exist. Also, we are rendering no opinion concerning compliance with any so-called “Blue Sky” laws of any state jurisdiction, including but not limited to Hawaii Revised Statutes Chapter 485. This opinion is limited to the laws of the State of Hawaii, including the rules and regulations thereunder, as in effect on the date hereof. We assume no obligation to revise or supplement this opinion should the laws of the aforementioned jurisdiction change after the date hereof by legislative action, judicial decision or otherwise, or if we become aware of any change in fact after the date of this opinion, even though any such change in fact or law may affect the legal analysis, a legal conclusion or an informational confirmation expressed herein. We undertake no, and hereby disclaim any, obligation to advise you of any change after the date of this opinion in any matter set forth herein.

Central Pacific Financial Corp.
March 2, 2007

     This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement, and is not to be otherwise relied upon or used without our prior written consent.
     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to this firm, if any, in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
     This opinion is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,
/s/ Carlsmith Ball LLP

CARLSMITH BALL LLP